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                              EX-8.1
                              Opinion


                                 January 6, 1997

KinderCare Learning Centers, Inc.
2400 Presidents Drive
Montgomery, Alabama  36166

Ladies/Gentlemen:

            We have acted as special counsel to KinderCare Learning Centers, Inc., a Delaware corporation ("KinderCare"), in connection with the proposed merger (the "Merger") of KCLC Acquisition Corp., a Delaware corporation ("KCLC") with and into KinderCare, upon the terms and conditions set forth in the Agreement and Plan of Merger by and between KinderCare and KCLC dated as of October 3, 1996, as subsequently amended (the "Agreement"). At your request, in connection with the closing of the Merger, we are rendering our opinion concerning certain federal income tax consequences of the Merger.

            For purposes of the opinion set forth below, we have relied upon the accuracy of the Registration Statement on Form S-4 (the "Registration Statement") and the Proxy Statement-Prospectus (together, the "Proxy Statement") filed with the Securities Exchange Commission, as amended through the date hereof, in connection with the Merger. Any capitalized term used and not defined herein has the meaning given to it in the Proxy Statement or the appendices thereto (including the Agreement).

            We have also assumed that the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Proxy Statement and that the Merger will qualify as a statutory merger under the applicable laws of the State of Delaware.

            Based upon and subject to the foregoing, the discussion contained in the Proxy Statement under the caption "Federal Income Tax Consequences", except as otherwise indicated, represents our opinion as to the material federal income tax consequences of the Merger under currently applicable law.

            We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the reference to this opinion under the


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KinderCare Learning Centers, Inc.
January 6, 1997
Page 2


caption "THE MERGER -- Federal Income Tax Consequences" and elsewhere in the Proxy Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                        Very truly yours,



                                        /s/ WACHTELL, LIPTON, ROSEN & KATZ